UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 25, 2007
Date of Report (Date of earliest event reported)
PRG-Schultz International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
On the dates reflected in the table below, holders of the Company’s 10% Senior Convertible Notes due 2011 (the “10% Notes”) and holders of the Company’s 9.0% Senior Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) converted a total of $27,640,663 in aggregate principal amount of the 10% Notes and 3,655 shares of the Series A Preferred Stock into an aggregate of 4,428,525 shares of the Company’s common stock.

	Number of Shares of	Principal Amount of	Number of Shares of
	Series A Preferred	10% Notes	Common Stock Issued
Date of Conversion	Stock Converted	Converted	Upon Conversion
September 25, 2007	3,630	N/A	174,917
September 27, 2007	N/A	$684	105
September 27, 2007	N/A	$4,381,684	674,105
September 27, 2007	N/A	$854,209	131,416
September 27, 2007	N/A	$6,326,000	973,230
September 28, 2007	N/A	$903,830	139,050
September 28, 2007	N/A	$3,766,000	579,384
September 28, 2007	N/A	$250,000	38,461
September 28, 2007	N/A	$2,346,496	360,999
September 28, 2007	N/A	$176,306	27,124
September 28, 2007	N/A	$2,871,280	441,735
September 28, 2007	N/A	$1,763,066	271,240
September 28, 2007	N/A	$956	147
September 28, 2007	N/A	$4,000,152	615,408
October 1, 2007	25	N/A	1,204
Total	3,655	$27,640,663	4,428,525

The 10% Notes were converted at $6.50 per share of common stock, the applicable common stock conversion price under the indenture for the 10% Notes. The Series A Preferred Stock was converted at the applicable conversion ratio under the terms of the Series A Preferred Stock, which is approximately 48.186732 shares of common stock per one share ($136.8744135 liquidation preference) of Series A Preferred Stock. No fractional shares were issued in connection with the conversions of the 10% Notes or Series A Preferred Stock.
The issuance of shares of common stock pursuant to the above conversions consists of an exchange of securities solely with the respective holders of the Company’s 10% Notes and Series A Preferred Stock, and is accordingly exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.
As previously disclosed, redemption notices have been issued for the 10% Notes and the Series A Preferred Stock, and also for the Company’s 11% Senior Notes due 2011 (the “11% Notes”). The redemption date for the 10% Notes and the 11% Notes is October 4, 2007, and the redemption date for the Series A Preferred Stock is October 19, 2007. As an alternative to redemption, holders of the 10% Notes may elect to convert their notes into the Company’s common stock at a conversion price of $6.50 per share, and holders of the Series A Preferred Stock may elect to convert their shares into the Company’s common stock at a conversion price of $2.84 per share. October 3, 2007 is the last day for conversions of the 10% Notes into the Company’s common stock and October 18, 2007 is the last day for conversions of Series A Preferred Stock into the Company’s common stock. On the applicable redemption dates, holders of 10% Notes will receive outstanding principal plus accrued and unpaid interest (calculated to the redemption date), holders of 11% Notes will receive 102% of outstanding principal plus accrued and unpaid interest (calculated to the redemption date), and holders of Series A Preferred Stock will receive the applicable liquidation preference, currently $136.8744135 per share, plus accrued and unpaid dividends (calculated to the redemption date).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-Schultz International, Inc.

	By:	/s/ Victor A. Allums

Victor A. Allums Senior Vice President, Secretary and General Counsel

Dated: October 1, 2007